IN THE COURT OF CHANCERY OF THE STATE OF DELAWARE

                          IN AND FOR NEW CASTLE COUNTY

DAVID H. ADDIS and HEMDA Z.                       :
ADDIS,                                            :
                                                  :
           Plaintiffs,                            :
                                                  :
         v.                                       : Civil Action No. 17032NC
                                                  :
TII INDUSTRIES, INC., ALFRED                      :
J. ROACH, TIMOTHY J. ROACH,                       :
DOROTHY ROACH, GEORGE S.                          :
KATSARAKES, JAMES R.                              :
GROVER, JR., WILLIAM G.                           :
SHARWELL, DR. JOSEPH C.                           :
HOGAN, C. BRUCE BARKSDALE,                        :
                                                  :
                  Defendants.                     :



                     STIPULATION AND AGREEMENT OF SETTLEMENT
                     ---------------------------------------

         DAVID H. ADDIS and HEMDA Z. ADDIS ("Plaintiffs") and TII
INDUSTRIES, INC. ("TII"), ALFRED J. ROACH, TIMOTHY J. ROACH,
DOROTHY ROACH, GEORGE S. KATSARAKES, JAMES R. GROVER, JR.,
WILLIAM G. SHARWELL, DR. JOSEPH C. HOGAN, and C. BRUCE
BARKSDALE (collectively the "Defendants"), by and through their undersigned counsel, have entered into and propose the following
Stipulation and Agreement of Settlement (the "Stipulation") for approval of the Court:

RECITALS:

A. TII is a Delaware corporation headquartered in Copiague, New York and designs, manufactures and markets surge protectors, network interface devices ("NIDs") and station electronics for use in the communications industry.

B. Alfred J. Roach ("Alfred") is the Chairman of the Board of TII. Alfred is also the sole stockholder of PRC Leasing, Inc. ("PRC"), which has leased certain equipment to TII since 1982. The equipment is currently the subject of a July 18, 1991 Equipment Lease between TII and PRC (the "Equipment Lease").

C. From October 8, 1998 through the present, defendants Alfred, Timothy J. Roach ("Timothy"), Dorothy Roach, George S. Katsarakes, James R. Grover, Jr., William R. Sharwell, Dr. Joseph C. Hogan and C. Bruce Barksdale were the directors of TII.

D. On October 8, 1998, the TII Board approved the repricing of certain stock options under TII's 1995 Stock Option Plan (the "1995 Plan").

E. On October 8, 1998, the TII Board approved a 1998 Stock Option Plan (the "1998 Plan") to replace certain options under TII's 1983 Stock Option Plan (the "1983 Plan") and TII's 1986 Stock Option Plan (the "1986 Plan"). At an annual meeting held on December 8, 1998

         (the "1998 Annual Meeting"), TII's common stockholders voted to approve the 1998 Plan.

F. At the 1998 Annual Meeting, the TII common stockholders also approved a resolution that permits TII to issue more than 1,520,000 shares of TII common stock (the "Exchange Cap") upon conversion of TII Series C Convertible Redeemable Preferred Stock ("Series C Stock").

G. On December 31, 1998, TII and Alfred executed a Stock Purchase Agreement, pursuant to which TII would acquire the stock of PRC from Alfred in exchange for 1,176,213 shares of TII common stock valued at $1.87 per share (the "Stock Issuance"). Pursuant to a notice of meeting and proxy statement dated March 16, 1999, the Stock Purchase Agreement was to be presented for stockholder approval at an April 20, 1999, special meeting of TII's stockholders (the "1999 Special Meeting").

H. On March 19, 1999, Plaintiffs filed the complaint (the "Complaint") in this individual, derivative and class action in the Court of Chancery for the State of Delaware, styled David H. Addis and Hemda Z. Addis v. TII Industries, Inc. et al., C.A. No. 17032 (the "Action"). The Complaint seeks declaratory, injunctive and other relief based on allegations that: (1) the Stock Purchase Agreement and Stock Issuance constitute a breach of the fiduciary duties of loyalty, care and disclosure, are the result of unfair dealing and are grossly unfair to TII and its public stockholders; (2) the purported authorization permitting TII to issue more than the 1,520,000 shares of TII common stock TII was permitted to issue under the Exchange Cap upon conversion of Series C Stock is a violation of 8 Del. C. ss. 242 and TII's Certificate of Incorporation; and (3) the granting and repricing of certain stock options pursuant to the 1995 Plan and the 1998 Plan are invalid.

 I. On March 19, 1999, Plaintiffs filed motions seeking expedited proceedings and preliminary injunctive relief against the Stock Issuance and the Stock Purchase Agreement.

 J. Subsequent to the filing of the complaint, the parties engaged in arm's-length settlement negotiations concerning the terms of a possible settlement. On April 7, 1999, the parties entered into a Memorandum of Understanding (the "MOU") contemplating the settlement, pursuant to the terms described in this Stipulation, of all claims asserted, or that could have been asserted in the Action or that arise from or relate to the events described in the Action.

 K. On April 7, 1999, pursuant to the terms of the MOU, TII canceled the April 20, 1999, special meeting of TII stockholders.

L. Pursuant to the terms of the MOU, the TII board has repriced the Additional 1995 Options (as defined herein) based on the average of the high and low market price for TII common stock on the date of the signing of the MOU.

M. Plaintiffs, through their counsel, have made a comprehensive and thorough investigation of the claims and allegations asserted in the Complaint, as well as the facts and circumstances relevant to the Action. In connection with their investigation, Plaintiffs' counsel has, among other things, carefully reviewed (i) the Certificate of Incorporation and By-Laws of TII, (ii) numerous documents filed by TII, Alfred and Timothy with the Securities and Exchange Commission in connection with the Stock Issuance, Stock Purchase Agreement, the Equipment Lease, the 1983 Plan, the 1986 Plan, the 1995 Plan, the 1998 Plan, and the Series C Stock, and (iii) the proxy statements disseminated in connection with the 1998 Annual Meeting and the now-canceled 1999 Special Meeting. Plaintiffs' counsel has conducted legal research concerning the viability and merit of Plaintiffs' claims.

N. While Plaintiffs believe that the claims asserted in the Action have merit, they also believe that the settlement provided for herein (the "Settlement") provides substantial benefits to the Class, in that it provides Class members with most of the relief sought by Plaintiffs in the Action. First, the Settlement will result in the Stock Purchase Agreement being rescinded and the Stock Issuance being abandoned, thereby achieving complete success on Counts I and II of the Complaint. Second, the Settlement clarifies that the approval by TII's stockholders of the issuance of more than 1,520,000 shares of TII common stock upon conversion of Series C Stock means that, if TII issues shares in excess of such amount, that issuance will not violate Nasdaq rules and, accordingly, will not violate 8 Del. C. ss. 242 or TII's Certificate of Incorporation. Third, the Settlement will result in the correction of the potential invalidity of certain options issued to Alfred and Timothy Roach, while permitting the issuance of options pursuant to option plans, including the 1995 Plan and 1998 Plan, which have been approved by TII's stockholders. In addition to the benefits the Settlement will provide to TII, its stockholders and the Class, Plaintiffs and their counsel have considered (1) the attendant risks of litigation and the uncertainty of the outcome of the Action, (2) the desirability of permitting the Settlement to be consummated as provided by the terms of this Stipulation, and (3) the conclusions reached by Plaintiffs and their counsel that (i) under the circumstances, the terms and conditions of the Settlement are fair, reasonable and adequate, and (ii) the Settlement is in the best interests of TII, its stockholders, Plaintiffs and the members of the Class to settle the Action on the terms provided for in this Stipulation.

 O. The Defendants have denied and continue to deny that any of them has committed or has threatened to commit any violation of law or breaches of fiduciary duty to the Plaintiffs or the members of the Class, but because of the burden, risk and expense of continued litigation, Defendants consider it to be in the best interests of TII and all of the stockholders of TII that the Action be settled and dismissed.

 P. The parties hereto desire to settle and dismiss with prejudice and on the merits the Action and, except as provided herein, without costs to any party, any and all claims that are, were or could have been asserted by Plaintiffs or any member of the Class in connection with the subject matter of the Action, whether asserted directly, indirectly, representatively, derivatively or otherwise.

         NOW THEREFORE, in consideration of the premises and the mutual covenants contained herein, the parties hereto agree, subject to the approval of the Court, pursuant to Court of Chancery Rule 23 and 23.1, that all claims, rights, causes of action, suits, demands, matters, and issues, known or unknown, arising under common law or statutory law, state or federal, including all securities laws (except claims arising from any breach of the terms of the Stipulation), that arise now or hereafter out of, or relate to, directly or indirectly, or that are, were, or could have been asserted by any Plaintiff or any member of the Class in connection with the subject matter of the Action (collectively the "Settled Claims"), whether asserted directly, indirectly, representatively, derivatively, or otherwise, against Defendants or any of their affiliates, associates, successors, assigns, heirs, executors, personal representatives, estates or administrators, or agents (including, without limitation, any investment bankers or attorneys) and, as to TII, its officers, directors, stockholders, controlling persons, employees, or agents (including, without limitation, any investment bankers or attorneys) (collectively, the "Released Persons") shall be compromised, settled, released and dismissed with prejudice, upon and subject to the following terms and conditions (the "Settlement"):

         1. Terms Relating to Challenged Transactions

             (a)       Withdrawal of Stock Purchase Agreement and Stock Issuance

                (i) Subject to Final Court Approval, as defined in Section 2 below, TII and Alfred, acting on behalf of himself and as sole stockholder and director of

                       PRC, will rescind and withdraw the Stock Purchase Agreement.

                (ii) Subject to Final Court Approval, TII will not call another meeting of stockholders to consider the Stock Purchase Agreement in lieu of the Special Meeting of the TII Stockholders scheduled for April 20, 1999, which TII has canceled.

                (iii) TII has canceled the special meeting of the TII stockholders scheduled for April 20, 1999.

                (iv) An officer of TII will provide an affidavit verifying that the equipment which is the subject of the Equipment Lease is still in existence (or has been replaced by other equipment provided by PRC), is fully operational and is being used in TII's business.

             (b)       Exchange Cap

                       Plaintiffs acknowledge that (i) the Exchange Cap (as
             defined in Section 12 of the Certificate of Designations of the Series C Stock) only applies if the issuance of in excess of 1,520,000 shares of TII common stock upon conversion of the Series C Stock would constitute a breach of TII's obligations under the rules and regulations of The Nasdaq Stock Market and that
             (ii) because TII stockholders, at the December 8, 1998, TII annual meeting of stockholders, approved the issuance of shares of TII common stock upon conversion of the Series C Stock in excess of 1,520,000 shares, the issuance by TII of shares in excess of 1,520,000 will not breach TII's obligations under the Nasdaq Rules and therefore will not violate Section 12 of the Certificate of Designations of the Series C Stock.

             (c)     Options

              (i) Defendants represent that 50,000 options held by Timothy, TII's president and chief executive officer, and 10,000 shares held by Alfred pursuant to the 1995 Plan (the "Additional 1995 Options") were not to have been repriced by the TII Board of Directors on October 8, 1998 and that pursuant to the Settlement, the Additional 1995 Options were repriced by the TII board based on the average of the high and low market price for TII common stock on the date of the signing of the MOU.

              (ii) Alfred Roach and Timothy Roach will file amendments to their respective Schedule 13-Ds reflecting the correct repricing of the Additional 1995 Options in compliance with the foregoing paragraph.

              (iii) The Additional 1995 Options, the repriced options granted to Alfred and Timothy under the 1995 Plan on October 8, 1998, and the options granted to Alfred and Timothy pursuant to the 1998 Plan on December 8, 1998, shall be non-qualified stock options and not incentive stock options.

         2.       Final Court Approval

                  The parties will attempt in good faith to obtain Final Court Approval of the Settlement and the dismissal of the Action upon the terms set forth in this Stipulation. As used herein, "Final Court Approval" means that the Court of Chancery of the State of Delaware has entered an order approving the Settlement and that such order is finally affirmed on appeal or is no longer subject to appeal and the time for any petition for reargument, appeal or review has expired.

         3.       Class Definition

                  For purposes of settlement only, the Action shall be maintained as a class action pursuant to Court of Chancery Rules 23(a) and 23(b)(1) and 23(b)(2) on behalf of a non-opt out settlement class of all holders of TII stock (other than the defendants and their affiliates), whether beneficial or of record, during the period from March 8, 1999, until a record date within 5 business days of the mailing of notice of the proposed Settlement to the stockholders, including the legal representatives, heirs, successors in interest, transferees and assignees of all such foregoing holders and/or persons, immediate and remote (the "Class").

         4.       Scheduling Order

                  As soon as practicable after the execution of this Stipulation, the parties hereto shall jointly apply to the Court for an order in the form attached hereto as Exhibit A (the "Scheduling Order"), directing that a settlement hearing (the "Settlement Hearing") be held and establishing the procedure for (a) approval of notice to the Class and (b) the Court's consideration of the Settlement, certification of the Class and Plaintiffs' counsel's application for attorneys' fees and expenses. The parties shall include as part of the Scheduling Order a form of notice to members of the Class substantially in the form attached hereto as Exhibit B (the "Notice").

         5.       Mailing of the Settlement Notice

                  Subject to prior Court approval of the Scheduling Order and the form of the Settlement Documents, the Notice of the proposed
Settlement shall be provided pursuant to Chancery Court Rules 23 and 23.1 as soon as practicable to the Class and all holders of TII stock as of a record date within 5 business days of the mailing of notice of the proposed Settlement. The Notice shall direct brokers, banks and/or other persons or entities who hold of record for the account of another promptly to forward the Notice to the respective beneficial owners.

         6.       Settlement Hearing

                  The Settlement Hearing shall be held at such time as shall be designated by the Court. In connection with the Settlement Hearing, the parties hereto shall file such papers as their counsel believe to be necessary. At the Settlement Hearing, the Court shall consider the fairness of the terms and conditions of the Settlement and all of the actions contemplated by this Stipulation, including Plaintiffs' counsel's request for attorneys' fees and expenses, and whether the Settled Claims should be dismissed with prejudice, on the merits and, except as provided herein, without costs to any party.

         7.       Costs of Notice and Affidavit of Mailing

                  TII shall assume the administrative responsibility for providing the Notice pursuant to Chancery Court Rules 23 and 23.1 in accordance with the Scheduling Order and shall pay all costs and expenses incurred in providing such Notice. Plaintiffs shall have no responsibility for any such costs regardless of whether the Settlement is consummated. No later than ten (10) business days prior to the Settlement Hearing, counsel for TII shall file with the Court an appropriate affidavit with respect to preparing and mailing the Notice.


         8.       Order and Final Judgment

                  If the Settlement (including any modification thereto made with the consent of the parties as provided for herein) is approved by the Court, the parties shall jointly request the Court to enter an Order and Final Judgment substantially in the form attached hereto as Exhibit C (the "Final Order"), providing as follows:

            (a) Approving the Stipulation, the Settlement and the actions contemplated thereby as fair, just, reasonable, adequate and in the best interests of TII, the Class and the members thereof, and directing the performance of the acts set forth in, and reserving jurisdiction to supervise the administration and consummation of, this Stipulation and the Settlement;

            (b) Determining that the requirements of Rules 23 and 23.1 of the Chancery Court Rules and due process have been satisfied;

            (c) Certifying the Action as a class action of all holders of TII stock on any day during the period from March 8, 1999 until a record date within 5 business days of the mailing of the Notice of the Settlement, including the legal representatives, heirs, successors in interest, transferees and assignees of all such foregoing holders and/or persons, immediate and remote (the "Class");

            (d) Certifying the named plaintiffs as Class and derivative representatives, and their counsel as Class and derivative counsel;

            (e) Dismissing the Action with prejudice, on the merits and, except as provided herein, without costs to any party, and compromising, settling, releasing and dismissing all Settled Claims as against all Released Persons.

        9.       Conditions of the Settlement

                 The consummation of the Settlement is subject to Final Court Approval of the Settlement and dismissal of the Action with prejudice and on the merits and without awarding costs to any party, except as provided herein. This Stipulation shall be null and void and of no force and effect if this condition is not met. In such event, this Stipulation shall not be deemed to prejudice in any way the positions of the parties with respect to the Action, shall be subject to Rule 408 of the Delaware Rules of Evidence and shall not entitle any party to recover any costs or expenses incurred in connection with the implementation of this Stipulation.

         10.      Section 1542 of the California Civil Code

                  With respect to any and all claims being settled, it is the intention of the parties that, upon the Settlement becoming final, Plaintiffs and each member of the Class expressly waive and relinquish, to the fullest extent permitted by law, the provisions, rights and benefits of Section 1542 of the California Civil Code, which states:

               A general release does not extend to claims which the creditor does not know or suspect to exist in his favor at the time of executing the release, which if known by him must have materially affected his settlement with the debtor, and any and all provisions, rights and benefits of any similar statute or law of California or any other jurisdiction.

         11.      Application for Attorneys' Fees and Expenses

                  Plaintiffs' counsel intends to apply to the Court for an award of attorneys' fees and reasonable out-of-pocket disbursements. Subject to the terms and conditions of this Stipulation, Plaintiffs' counsel will apply for an award of fees and expenses in an amount not exceeding $300,000.00, to be paid following Final Court Approval of the Settlement and the entry of an order awarding fees and expenses by the Court. Defendants agree to pay any fees and expenses awarded by the Court for attorneys' fees and expenses up to a maximum amount of $300,000.00 and that they will not oppose an application in compliance with the foregoing sentence. Subject to the terms and conditions of this Stipulation and any order of the Court, any such attorneys' fees and expenses awarded by the Court to Plaintiffs' counsel pursuant to this paragraph shall be paid by TII to Prickett, Jones, Elliott & Kristol within five (5) business days after the later of (a) Final Court Approval of the Settlement, or (b) the date when the Order of the Court granting the application of Plaintiffs' counsel for an award of fees and expenses has been entered by the Court and is no longer subject to appeal, either because the time for an appeal has expired with no appeal having been taken, or an appeal has been taken but has been dismissed with no further right of appeal, or such Order has been finally affirmed with no further right of appeal.

         12.      Miscellaneous

                  (a) The parties to the Action agree that, except as expressly provided herein, the Action shall be stayed pending submission of the proposed Settlement to the Court for its consideration. Plaintiffs' counsel agrees that Defendants' time to answer or otherwise respond to the Complaint in the Action is extended without date.

                  (b) This Stipulation constitutes the entire agreement among the parties with respect to its subject matter and supersedes any prior oral or written agreements or understandings with respect thereto. This Stipulation may only be amended or any of its provisions waived by a writing executed by all parties to the Stipulation or their counsel.

                  (c) Without further order of the Court, the parties may agree to reasonable extensions of time to carry out any of the provisions of the Stipulation.

                  (d) Any failure by any party to insist upon the strict performance by any other party of any of the provisions of this Stipulation shall not be deemed a waiver of any of those provisions, and such party, notwithstanding such failure, shall have the right thereafter to insist upon the strict performance of any and all of the provisions of this Stipulation to be performed by such other party.

                  (e) All of the exhibits hereto are incorporated herein by reference as if set forth herein verbatim, and the terms of all exhibits are expressly made part of this Stipulation.

                  (f) This Stipulation may be executed in counterparts by any of the signatories hereto and as so executed shall constitute one agreement.

                  (g) This Stipulation and the Settlement contemplated by it shall be governed by and construed in accordance with the laws of the State of Delaware without regard to that State's rules concerning conflict of laws.

                  (h) Except as provided herein, Defendants shall bear no expenses, costs, damages or fees incurred by the named Plaintiffs, any member of the Class, any TII stockholder (in their capacity as such) or their respective attorneys, experts, advisors, agents or representatives.

                  (i) The provisions contained in this Stipulation shall not be deemed a presumption, concession or admission by any Defendant of any breach of duty, liability, default or wrongdoing as to any facts or claims alleged or asserted in the Action.

                  (j) Each of the attorneys executing the Stipulation on behalf of one or more of the parties hereto warrants and represents that he or she has been duly authorized and empowered to execute this Stipulation on behalf of his or her respective client or clients. Plaintiffs and Plaintiffs' counsel represent and warrant that Plaintiffs are members of the Class and that they have not assigned, encumbered or in any manner transferred in whole or in part, any of the claims or causes of action asserted in the Action.

                                   SKADDEN, ARPS, SLATE, MEAGHER
                                   & FLOM LLP

                                   /s/ STEPHEN D. DARGITZ
                                   -----------------------------------
                                   Edward P. Welch
                                   Stephen D. Dargitz
                                   One Rodney Square
                                   Wilmington, Delaware  19801
                                   (302) 651-3000
                                   Attorneys for Defendants

                                   PRICKETT, JONES, ELLIOTT &
                                   KRISTOL

                                   /s/ MICHAEL HANRAHAN
                                   -----------------------------------
                                   Michael Hanrahan
                                   Ronald A. Brown
                                   1310 King Street
                                   Wilmington, Delaware  19801
                                   (302) 888-6500
                                   Attorneys for Plaintiffs

OF COUNSEL:

Arthur T. Susman
Susman & Watkins
Two First National Plaza, Suite 600
Chicago, Illinois  60603
(313) 346-3466

Dated:  May 25, 1999

                                                                     Exhibit A

                IN THE COURT OF CHANCERY OF THE STATE OF DELAWARE

                          IN AND FOR NEW CASTLE COUNTY

DAVID H. ADDIS and HEMDA Z.                 :
ADDIS,                                      :
                                            :
                  Plaintiffs,               :
                                            :
         v.                                 :        Civil Action No. 17032NC
                                            :
TII INDUSTRIES, INC., ALFRED                :
J. ROACH, TIMOTHY J. ROACH,                 :
DOROTHY ROACH, GEORGE S.                    :
KATSARAKES, JAMES R.                        :
GROVER, JR., WILLIAM G.                     :
SHARWELL, DR. JOSEPH C.                     :
HOGAN, C. BRUCE BARKSDALE,                  :
                                            :
                  Defendants.               :


                         SCHEDULING ORDER FOR APPROVAL
                         -----------------------------
                         OF SETTLEMENT OF CLASS ACTION
                         -----------------------------

         The parties to the above-captioned action (the "Action"), having applied for an Order seeking a class action determination herein and determining certain matters in connection with the proposed settlement of the Action (the "Settlement"), in accordance with the Stipulation and Agreement of Settlement entered into by the parties dated May 25, 1999 (the "Stipulation"), and for dismissal of the Action upon the terms and conditions set forth in the Stipula tion;
         NOW, upon consent of the parties, after review and consideration of the Stipulation filed with the Court and the exhibits annexed thereto, and after due deliberation,

         IT IS HEREBY ORDERED this 28th day of May, 1999, that:

1. For purposes of settlement only, pursuant to Court of Chancery Rules 23(b)(1) and (b)(2), and pending the Settlement Hearing (defined below), the Action shall be temporarily maintained as a class action on behalf of a class consisting of all holders of stock of TII Industries, Inc. ("TII"), other than defendants and their affiliates, whether beneficial or of record, during the period from March 8, 1999 until a record date within 5 business days of the mailing of notice of the Settlement to such foregoing stockholders, including the legal representatives, heirs, successors in interest, transferees and assignees of all such foregoing holders and/or persons, immediate and remote (the "Class"). The named plaintiffs are temporarily certified as Class and derivative representatives, and their counsel as Class and derivative counsel.

2. A hearing (the "Settlement Hearing") shall be held on July 12, 1999, at 10:00 a.m., in the Court of Chancery in the Daniel L. Herrmann Courthouse, 1020 North King Street, Wilmington, Delaware 19801, to:

         (a) determine whether the Class should be certified and whether plaintiffs and their counsel have adequately represented the Class and TII;

         (b) determine whether the Settlement should be approved by the Court as fair, reasonable, adequate and in the best interests of TII and the Class;

         (c) determine whether judgment should be entered pursuant to the Stipulation, inter alia, dismissing the Action with prejudice and on the merits and extinguishing and releas ing all Settled Claims (as defined in the Stipulation);

         (d) rule on an application of plaintiffs' counsel in the Action ("Plaintiffs' Counsel") for an award of attorneys' fees and the reimbursement of expenses; and

         (e)      rule on such other matters as the Court may deem appropriate.

3. The Court reserves the right to adjourn the Settlement Hearing or any adjournment thereof, including the consideration of the application for attorneys' fees and reimbursement of expenses, without further notice of any kind other than oral announcement at the Settlement Hearing or any adjournment thereof.

4. The Court reserves the right to approve the Settlement at or after the Settlement Hearing with such modification as may be con sented to by the parties to the Stipulation and without further notice to the Class or the TII stockholders.

5. Within ten (10) business days after the date of this Order, TII shall cause a notice of the Settlement Hearing in substantially the form annexed as Exhibit B to the Stipulation (the "Notice") to be mailed by United States mail, postage prepaid, to all TII stockholders from March 8, 1999 until a record date within 5 business days of the mailing of Notice of the Settlement to such foregoing stockhold ers at their last known address appearing in the stock transfer records maintained by or on behalf of TII. All record holders who are not also the beneficial owners of the shares of TII stock held by them of record are to be requested to forward the Notice to such beneficial owners of those shares. TII shall use reasonable efforts to give notice to such beneficial owners by making additional copies of the Notice available to any record holder who, prior to the Settlement Hearing, requests copies for distribution to beneficial owners.

6. The form and method of notice specified herein is the best notice practicable and shall constitute due and sufficient notice of the Settlement Hearing to all persons entitled to receive such notice. Counsel for defendants shall, no later than ten (10) business days prior to the Settlement Hearing directed herein, file an appropri ate affidavit with respect to preparing and mailing the Notice.

7. Any member of the Class or TII stockholder who objects to the Settlement, the class action determination, the adequacy of the representation of the Class and TII by plaintiffs and their counsel, dismissal of the Action, the judgment to be entered in the Action, and/or Plaintiffs' Counsel's application for attorneys' fees and disbursements in the Action, or who otherwise wishes to be heard, may appear in person or by his attorney at the Settlement Hearing and present evidence or argument that may be proper and relevant; provided, however, that no person other than Plaintiffs' Counsel and counsel for the defendants in the Action shall be heard, and no papers, briefs, pleadings or other documents submitted by any person shall be considered by the Court unless not later than ten (10) calendar days prior to the Settlement Hearing such person files with the Court and serves upon counsel listed below: (a) a written notice of intention to appear; (b) a statement of such person's objections to any matters before the Court; (c) the grounds therefor or the reasons that such person desires to appear and be heard, as well as all documents or writings such person desires the Court to consider. Such filings shall be served upon the following counsel:

                Prickett, Jones, Elliott & Kristol
                1310 King Street
                P.O. Box 1328
                Wilmington, Delaware  19899
                Attention:  Michael Hanrahan, Esquire

                Skadden, Arps, Slate, Meagher & Flom LLP
                One Rodney Square
                Wilmington, Delaware  19801
                Attention:  Edward P. Welch, Esquire


8. Unless the Court otherwise directs for good reasons shown, no person shall be entitled to object to the approval of the Settlement, the class action determination, the adequacy of the representation of the Class and TII by plaintiffs and their counsel, the judgment to be entered in the Action, any award of attorneys' fees and reimbursement of expenses to Plaintiffs' Counsel, or otherwise be heard, except by serving and filing written objection and support ing papers and documents as prescribed in paragraph 7. Any person who fails to object in the manner described above shall be deemed to have waived the right to object (including any right of appeal) and shall be forever barred from raising such objection in this or any other action or proceeding.

9. If the Settlement is not approved by the Court or shall not become effective for any reason whatsoever, the Settlement (including any modification thereof) made with the consent of the parties as provided for in the Stipulation, any Class certification herein and any actions taken or to be taken in connection therewith (including this Order and any judgment entered herein) shall be terminated and shall become void and of no further force and effect except for TII's obligations to pay for any expense incurred in connection with the Notice to the Class and administration provided for by this Order, and neither the Stipulation, nor any provision con tained in the Stipulation, nor any action undertaken pursuant thereto, nor the negotiation thereof by any party shall be used in any way as an admission or offered or received as evidence at any proceeding in this or any other action or proceeding.

10. All proceedings in the Action, other than proceedings as may be necessary to carry out the terms and conditions of the Settlement, are hereby stayed and suspended until further order of this Court. Pending final determination of whether the Stipulation should be approved, plaintiffs and all members of the Class are barred and enjoined from commencing or prosecuting any action, and from asserting any claims that are or relate in any way to the Settled Claims as defined in the Stipulation.

11. Neither the Stipulation nor any provision contained in the Stipulation, nor any negotiations, statements or proceedings in connection therewith shall be construed as, or deemed to be evidence of, an admission or concession on the part of any of the plaintiffs, defendants, any Class member, or any other person of any liability or wrongdoing by them, or any of them, and shall not be offered or received in evidence in any action or proceeding (except, subject to Paragraph 9 of this Order, an action to enforce the Stipulation and Settlement contemplated thereby), or be used in any way as an admission, concession or evidence of any liability or wrongdoing of any nature, and shall not be construed as, or deemed to be evidence of, an admission or concession that plain tiffs, any member of the Class, or any other person has or has not suffered any damage.


                                                     /s/ LEO E. STRINE, JR.
                                                     ---------------------------
                                                         LEO E. STRINE, JR.
                                                         Vice Chancellor


May 28, 1999

                                                                       EXHIBIT B

                IN THE COURT OF CHANCERY OF THE STATE OF DELAWARE

                          IN AND FOR NEW CASTLE COUNTY

DAVID H. ADDIS and HEMDA Z.                   :
ADDIS,                                        :
                                              :
                  Plaintiffs,                 :
                                              :
         v.                                   :        Civil Action No. 17032NC
                                              :
TII INDUSTRIES, INC., ALFRED                  :
J. ROACH, TIMOTHY J. ROACH,                   :
DOROTHY ROACH, GEORGE S.                      :
KATSARAKES, JAMES R.                          :
GROVER, JR., WILLIAM G.                       :
SHARWELL, DR. JOSEPH C.                       :
HOGAN, C. BRUCE BARKSDALE,                    :
                                              :
                  Defendants.                 :


                NOTICE OF PENDENCY OF CLASS ACTION, TEMPORARY AND
                  PROPOSED CLASS ACTION DETERMINATION, PROPOSED
                   SETTLEMENT OF CLASS AND DERIVATIVE ACTION,
                     SETTLEMENT HEARING AND RIGHT TO APPEAR

     TO: ALL RECORD HOLDERS AND BENEFICIAL OWNERS OF STOCK OF TII INDUSTRIES,
         INC. ("TII") ON OR AFTER MARCH 8, 1999, THROUGH _______ __, 1999, AND THEIR LEGAL REPRESENTATIVES, HEIRS, SUCCESSORS IN INTEREST, ASSIGNEES OR TRANSFEREES, IMMEDIATE AND REMOTE.

         PLEASE READ ALL OF THIS NOTICE CAREFULLY AND IN ITS ENTIRETY. YOUR RIGHTS WILL BE AFFECTED BY THE LEGAL PROCEEDINGS IN THIS LITIGATION. IF THE COURT APPROVES THE PROPOSED SETTLEMENT, YOU WILL BE FOREVER BARRED FROM CONTESTING THE FAIRNESS OF THE PROPOSED SETTLEMENT OR FROM PURSUING THE SETTLED CLAIMS (DEFINED BELOW).

         IF YOU HELD TII STOCK FOR THE BENEFIT OF ANOTHER, PLEASE PROMPTLY TRANSMIT THIS DOCUMENT TO SUCH BENEFICIAL OWNER.

                            I. PURPOSE OF THIS NOTICE

         The Delaware Court of Chancery (the "Court") has directed that this Notice be sent to you to inform you of the pendency of the above-captioned lawsuit (the "Action"), the proposed settlement of the Action (the "Settlement") and the Court's temporary certification of the Class (defined below) for purposes of the Settlement, and to give you notice of your right to participate in a hearing to be held on July 12, 1999, at 10:00 a.m., before the Court in its courtroom in the Daniel L. Herrmann Courthouse, 1020 North King Street, Wilmington, Delaware (the "Settlement Hearing"). The purpose of the Settlement Hearing is to determine whether the Court should approve the proposed Settlement as fair, reasonable, adequate and in the best interests of the plaintiffs and the Class and TII and its stockholders and should be approved by the Court; whether final judgment should be entered thereon, which will, among other things, dismiss the Action with prejudice and on the merits; whether the Class should be permanently certified; and whether plaintiffs and their counsel have adequately represented the interests of TII and the Class in the Action. The Court may also consider other matters, including the application by plaintiffs' counsel in the Action for attorneys' fees and reimbursement of expenses.

         The Court has determined that, for purposes of the Settlement only, the Action shall be temporarily maintained as a Class Action under Court of Chancery Rule 23 and that plaintiffs are certified as Class and derivative representatives, and that plaintiffs' counsel is certified as Class and derivative counsel, on behalf of all holders of TII stock on any day during the period from March 8, 1999 to and including _______ __, 1999, including the legal representatives, heirs, successors in interest, transferees and assignees of all such foregoing holders and/or persons, immediate and remote (the "Class"). This Notice describes the rights you may have under the Settlement and what steps you may take in relation to the Settlement.

         If the Court approves the Settlement, the parties will ask the Court to enter an Order and Final Judgment permanently certifying the Class and dismissing the Action with prejudice and on the merits.

         THE FOLLOWING RECITATION DOES NOT CONSTITUTE THE FINDINGS OF THE COURT. IT IS BASED ON THE STATEMENTS OF THE PARTIES AND SHOULD NOT BE UNDERSTOOD AS AN EXPRESSION OF ANY OPINION OF THE COURT AS TO THE MERITS OF ANY OF THE CLAIMS OR DEFENSES RAISED BY ANY OF THE PARTIES.

                          II. BACKGROUND OF THE ACTION

         Alfred J. Roach ("Alfred") is the Chairman of the Board of TII. Alfred is also the sole stockholder of PRC Leasing, Inc. ("PRC"), which has leased certain equipment to TII since 1982. The equipment is currently the subject of a July 18, 1991 Equipment Lease between TII and PRC (the "Equipment Lease"). From October 8, 1998, through the present, defendants Alfred Roach, Timothy Roach, Dorothy Roach, George S. Katsarakes, James R. Grover, Jr., William G. Sharwell, Dr. Joseph C. Hogan and C. Bruce Barksdale were directors of TII.

         On October 8, 1998, the TII Board approved the repricing of certain stock options under TII's 1995 Stock Option Plan (the "1995 Plan"). On October 8, 1998, the TII Board proposed a 1998 Stock Option Plan (the "1998 Plan") to replace certain options under TII's 1983 Stock Option Plan (the "1983 Plan") and TII's 1986 Stock Option Plan (the "1986 Plan"). At an annual meeting held on December 8, 1998 (the "1998 Annual Meeting"), TII's common stockholders voted to approve the proposal.

         At the 1998 Annual Meeting, the TII common stockholders also approved the issuance of more than 1,520,000 shares of TII common stock upon conversion of TII Series C Convertible Redeemable Preferred Stock ("Series C Stock").

         On December 31, 1998, TII and Alfred executed a Stock Purchase Agreement, pursuant to which TII would acquire the stock of PRC from Alfred in exchange for 1,176,213 shares of TII common stock valued at $1.87 per share, the market price of TII's common stock on that date (the "Stock Issuance"). Pursuant to a notice of meeting and proxy statement dated March 16, 1999, the Stock Purchase Agreement was to be presented for stockholder approval at an April 20, 1999, special meeting of TII's stockholders (the "1999 Special Meeting").

         On March 19, 1999, two holders of shares of TII stock filed a complaint in the Court of Chancery of the State of Delaware styled David H. Addis and Hemda Z. Addis v. TII Industries, Inc., Alfred J. Roach, Timothy J. Roach, Dorothy Roach, George S. Katsarakes, James R. Grover, Jr., William G. Sharwell, Dr. Joseph C. Hogan, C. Bruce

Barksdale, C.A. No. 17032NC (the "Action"). The Action was filed individually, derivatively and as a class action on behalf of an alleged class of holders of TII stock.

         The Complaint alleges that (1) the Stock Purchase Agreement and Stock Issuance constitute a breach of the fiduciary duties of loyalty, care and disclosure, are the result of unfair dealing and are grossly unfair to TII and its public stockholders; (2) TII's purported authorization to issue more than 1,520,000 shares of TII common stock upon conversion of Series C Stock is a violation of 8 Del. C. ss. 242 and TII's Certificate of Incorporation; and (3) the granting and repricing of certain stock options pursuant to the 1995 Plan and the 1998 Plan are invalid and a waste of corporate assets.

         The complaint names as defendants TII and the members of the TII Board identified above. The Action seeks declaratory and injunctive relief, monetary damages and other relief relating to certain purported rights of TII stockholders.

                              III. THE SETTLEMENT

         After the filing of the litigation, the parties engaged in arm's-length negotiations concerning the terms of a possible settlement. On April 7, 1999, the parties to the Action entered into a Memorandum of Understanding (the "MOU") contemplating the settlement, pursuant to the terms described in the Stipulation, of all claims asserted, or that could have been asserted, in the Action or that arise from or relate to the events described in the Action. The MOU was subsequently memorialized in a Stipulation and

Agreement of Settlement entered into on behalf of the parties to the Action on May 25, 1999 (the "Stipulation").

         Pursuant to the MOU and the subsequent Stipulation, the defendants, in consideration for the Settlement, have agreed to most of the relief sought by plaintiffs on behalf of the Class. Specifically:

         1. Under the Settlement, TII and Alfred, acting on behalf of himself and as sole stockholder and director of PRC, will rescind and withdraw the Stock Purchase Agreement. Accordingly, the Stock Issuance will not occur. Pursuant to the Settlement, TII has canceled the Special Meeting of the TII stockholders scheduled for April 20, 1999. In addition, an officer of TII will provide an affidavit verifying that the equipment which is the subject of the Equipment Lease is still in existence (or has been replaced by other equipment provided by PRC), is fully operational and is being used in TII's business.

         2. The Settlement clarifies that TII has not violated 8 Del. C. ss. 242 or TII's Certificate of Incorporation. The Exchange Cap (as defined in Section 12 of the Certificate of Designations of the Series C Stock) only applies if the issuance of in excess of 1,520,000 shares of TII Common Stock upon conversion of the Series C Stock would constitute a breach of TII's obligations under the rules and regulations of The Nasdaq Stock Market. Because TII stockholders approved the issuance of shares of TII common stock upon conversion of the Series C Stock in excess of 1,520,000 shares at the 1998 Annual Meeting, the issuance by TII of shares in excess of 1,520,000 will not breach TII's obligations under the Nasdaq Rules. Therefore, any such increased issuance of shares will not violate the Exchange Cap of Section 12 of the Certificate of Designations of the Series C Stock.

         3. Defendants acknowledge that 50,000 options held by Timothy J. Roach ("Timothy"), TII's president and chief executive officer, and 10,000 shares held by Alfred pursuant to the 1995 Plan (the "Additional 1995 Options") were inadvertently repriced by the TII Board of Directors on October 8, 1998, but were to have been repriced in 1999. Pursuant to the Settlement, the Additional 1995 Options were repriced by the TII Board on April 7, 1999 based on the average of the high and low market price for TII common stock (the "Average Market Price") on April 7, 1999, the date of the signing of the MOU. On October 8, 1998, the Average Market Price for TII common stock was $1.563. On April 7, 1999, the Average Market Price for TII common stock was $1.594. The Settlement ensured that Alfred and Timothy Roach were not issued options in 1998 under the 1995 Plan in excess of the amount permitted in the plan.

         4. Alfred Roach and Timothy Roach will file amendments to their respective Schedule 13-Ds reflecting the correct repricing of the Additional 1995 Options in compliance with the foregoing paragraph.

         5. The Additional 1995 Options, the repriced options granted to Alfred and Timothy under the 1995 Plan on October 8, 1998, and the options granted to Alfred and

Timothy pursuant to the 1998 Plan on December 8, 1998, shall be non-qualified stock options and not incentive stock options. This aspect of the Settlement will prevent the options from being in violation of the 1995 and 1998 Plans, and enable TII to deduct any compensation expense under the Internal Revenue Code.

                         IV. REASONS FOR THE SETTLEMENT

         Plaintiffs, through their counsel, have made a comprehensive and thorough investigation of the claims and allegations asserted in the Complaint, as well as the facts and circumstances relevant to the Action. In connection with their investigation, Plaintiffs' counsel has, among other things, carefully reviewed (i) the Certificate of Incorporation and By-Laws of TII, (ii) numerous documents filed by TII, Alfred and Timothy with the Securities and Exchange Commission in connection with the Stock Issuance, Stock Purchase Agreement, the Equipment Lease, the 1983 Plan, the 1986 Plan, the 1995 Plan, the 1998 Plan and the Series C Stock, and (iii) the proxy statements disseminated in connection with the 1998 Annual Meeting and the now-canceled 1999 Special Meeting. In addition, plaintiffs have obtained verification under oath that the equipment which is the subject of the Equipment Lease is still in existence (or has been replaced by other equipment provided by PRC), is fully operational and is being used in TII's business. Plaintiffs' counsel has conducted legal research concerning the viability and merit of Plaintiffs' claims.

         While Plaintiffs believe that the claims asserted in the Action have merit, they also believe that the settlement provided for herein (the "Settlement") provides substantial benefits to the Class in that it provides Class members with most of the relief sought by Plaintiffs in the Action. First, the Settlement will result in the Stock Purchase Agreement being rescinded and the Stock Issuance being abandoned, thereby achieving complete success on Counts I and II of the Complaint. Second, the Settlement clarifies that the approval by TII's stockholders of the issuance of more than 1,520,000 shares of TII common stock upon conversion of Series C Stock means that, if TII issues shares in excess of such amount, that issuance will not violate Nasdaq rules and, accordingly, will not violate 8 Del. C. ss. 242 or TII's Certificate of Incorporation. Third, the Settlement will result in the correction of the potential issuance of shares to Alfred and Timothy Roach in violation of the 1995 Plan, while permitting the issuance of options pursuant to option plans, including the 1995 Plan and 1998 Plan, which have been approved by TII's stockholders. In addition to the benefits provided by the Settlement to TII, its stockholders and the Class, Plaintiffs and their counsel have considered (1) the attendant risks of litigation and the uncertainty of the outcome of the Action,
(2) the desirability of permitting the Settlement to be consummated as provided by the terms of this Stipulation, and (3) the conclusions reached by Plaintiffs and their counsel that (i) under the circumstances, the terms and conditions of the Settlement are fair, reasonable and adequate, and (ii) that the Settlement is in the best interests of TII, its stockholders,

Plaintiffs and the members of the Class. In light of all the foregoing considerations, Plaintiffs, through their counsel, engaged in arm's-length negotiations with counsel for the defendants in an attempt to achieve the certainty of a positive outcome of the Action. Plaintiffs believe that the Settlement proposed herein achieves that result, and have determined that it is in the best interests of TII, its stockholders, and the Class to settle the Action on the terms set forth in the Stipulation.

         The Defendants have denied and continue to deny that any of them has committed or has threatened to commit any violation of law or breaches of fiduciary duty to the Plaintiffs or the members of the Class, but because of the burden, risk and expense of continued litigation, Defendants consider it to be in the best interests of TII and all of the stockholders of TII that the Action be settled and dismissed.

                          V. CLASS ACTION DETERMINATION

         The Court has ordered that, for purposes of the Settlement only, the Action shall be temporarily maintained as a class action by the named Plaintiffs as Class representatives and by their respective counsel as Class Counsel, pursuant to Court of Chancery Rules 23(a), 23(b)(1) and (b)(2), on behalf of the Class (as defined above).

         Inquiries or comments about the Settlement may be directed to the attention of Class Counsel as follows:

                         Prickett, Jones, Elliott & Kristol
                         1310 King Street
                         P.O. Box 1328
                         Wilmington, Delaware  19899
                         Attention:  Michael Hanrahan, Esquire

                             VI. SETTLEMENT HEARING

         A Settlement Hearing has been scheduled before the Court in its courtroom in the Daniel L. Herrmann Courthouse, 1020 North King Street, Wilmington, Delaware 19801, on July 12, 1999, at 10:00 a.m., to determine whether: (i) the Settlement is fair, reasonable and adequate and in the best interests of the Plaintiffs and the Class and TII and its stockholders and should be approved by the Court; (ii) an Order and Final Judgment in the form attached as Exhibit C to the Stipulation should be entered dismissing the Action as to all defendants and with prejudice and on the merits as against the named plaintiffs and all members of the Class and, except as provided in the Stipulation, without costs to any party; (iii) the Action should be permanently certified as a class action; (iv) Plaintiffs and Class counsel adequately represented the interests of TII and the Class; and (v) if the Court approves the Settlement and enters the Order and Final Judgment, the Court should grant the application of Plaintiffs' counsel for attorneys' fees and the reimbursement of expenses in connection with the Action.

         The Court has reserved the right to adjourn the Settlement Hearing from time to time by oral announcement at such hearing or at any adjournment thereof, without further notice of any kind. The Court has also reserved the right to approve the Settlement with or without modification, to enter an Order and Final Judgment, and to order the payment of attorneys' fees and expenses without further notice to the Class or the TII stockholders.

         The Court has ordered that, pending final determination of whether the Settlement should be approved, Plaintiffs, all members of the Class and all TII stockholders are barred and enjoined from commencing or prosecuting any action or asserting any claims that are or relate in any way to the claims asserted in the Action.

                         VII. RIGHT TO APPEAR AND OBJECT

         Any member of the Class or TII stockholder who objects to the: (i) Settlement; (ii) class action determination; (iii) the adequacy of representation of the Class by Plaintiffs and their counsel; (iv) dismissal of the Action; (v) the judgment to be entered in the Action; (vi) Plaintiffs' counsel's application for fees and reimbursement of costs and expenses in the Action; or (vii) who otherwise wishes to be heard, may appear in person or by their attorney at the Settlement Hearing and present evidence or argument that may be proper and relevant. Any person who wants to do so, however, must not later than ten (10) calendar days prior to the Settlement Hearing file with the Register in Chancery and serve (i) a written notice of intention to appear, (ii) a statement of such person's objections to any matters before the Court, (iii) the grounds therefor or the reasons for such person's desiring to appear and be heard, as well as all documents or writings such person desires the Court to consider, upon the following counsel of record:

                Prickett, Jones, Elliott & Kristol
                1310 King Street
                P.O. Box 1328
                Wilmington, Delaware 19899
                Attention: Michael Hanrahan, Esquire

               Skadden, Arps, Slate, Meagher & Flom LLP
               One Rodney Square
               Wilmington, Delaware  19801
               Attention:  Edward P. Welch, Esquire

         Any Class member or TII stockholder who does not object to the Settlement or the request by Plaintiffs' counsel for an award of attorneys' fees or expenses need not do anything. Unless the Court otherwise directs for good cause shown, no person will be entitled to object to the approval of the Settlement, the class action determination, the judgment to be entered in the Action, the adequacy of representation of the Class and TII by Plaintiffs or Class Counsel, dismissal of the Action, any award of attorneys' fees and expenses to Plaintiffs' Counsel, or otherwise be heard, except by serving and filing written objection and supporting papers and documents in the manner described above. Any person who fails to object in the manner prescribed above will be deemed to have waived the right to object (including any right of appeal) and will be forever barred from raising such objection in this or any other action or proceeding.

                   VIII. ORDER AND FINAL JUDGMENT OF THE COURT

         If the Court determines that the Settlement is fair, reasonable, adequate and in the best interests of the Class, the parties will jointly ask the Court to enter an Order and Final Judgment. The Order and Final Judgment shall, among other things:

         1. certify the Class for purposes of the Settlement pursuant to Court of Chancery Rules 23(a) and 23(b)(1) and 23(b)(2);

         2. approve the Settlement and adjudge the terms thereof to be fair, reasonable, adequate and in the best interests of the Plaintiffs and the Class and TII and its stockholders, pursuant to Court of Chancery Rules 23(e) and 23.1;

         3. authorize and direct performance of the Settlement in accordance with its terms and conditions and reserve jurisdiction to supervise the consummation of the Settlement; and

         4. dismiss the Action with prejudice, on the merits and, except as provided in the Stipulation, without costs to any party, and release defendants, and each of them, and certain other persons (described below), from the Settled Claims (defined below).

                                   IX. RELEASE

         The Stipulation provides that, if the Court approves the Settlement, and in consideration of the benefits provided by the Settlement, the Action will be dismissed with prejudice and on the merits as to each defendant and as against the named Plaintiffs and all other members of the Class. Under the terms of the Settlement, all claims, rights, causes of action, suits, demands, matters, and issues, known or unknown, arising under common law or statutory law, state or federal, including all securities laws (except claims arising from any breach of the terms of the Stipulation), that arise now or hereafter out of, or relate to, directly or indirectly, or that are, were, or could have been asserted by any Plaintiff or any member of the Class in connection with the subject matter of the Action (collectively the "Settled Claims"), whether asserted directly, indirectly, representatively, derivatively, or otherwise, against Defendants or any of their affiliates, associates, successors, assigns, heirs, executors, personal representatives, estates or administrators, or agents (including, without limitation, any investment bankers or attorneys) and, as to TII, its officers, directors, stockholders, controlling persons, employees, or agents (including, without limitation, any investment bankers or attorneys) (collectively, the "Released Persons") shall be compromised, settled, released and dismissed with prejudice, on the merits and, except as provided in the Stipulation, without costs to any party.

         The Stipulation further provides that Plaintiffs and each member of the Class expressly waive and relinquish, to the fullest extent permitted by law, the provisions, rights and benefits of Section 1542 of the California Civil Code, which states:

          A general release does not extend to claims which the creditor does not know or suspect to exist in his favor at the time of executing the release, which if known by him must have materially affected his settlement with the debtor, and any and all provisions, rights and benefits of any similar statute or law of California or any other jurisdiction.

                 X. APPLICATION FOR ATTORNEYS' FEES AND EXPENSES

         In connection with the presentation of the Settlement for approval by the Court, Plaintiffs' counsel intends to apply to the Court for an award of attorneys' fees and expenses in an amount not to exceed in the aggregate $300,000. TII has agreed to pay the fees and expenses actually awarded by the Court up to $300,000. Except as stated above, neither TII nor any of the other defendants has agreed to be liable for any fees or expenses of Plaintiffs or any member of the Class in connection with the Action.

                    XI. NOTICE TO PERSONS OR ENTITIES HOLDING
                         TII SHARES ON BEHALF OF OTHERS

         Brokerage firms, banks and/or other persons or entities who held shares of TII stock on March 8, 1999 through _______ __, 1999 for the benefit of others are requested promptly to send this Notice to all of their respective beneficial owners. TII will reimburse the record holders for the out-of-pocket cost of forwarding this Notice to the beneficial owners. If additional copies of this Notice are needed for forwarding to such beneficial owners, any requests for such copies may be made to TII's transfer agent at the following address:


                    Harris Trust & Savings Bank
                    Shareholder Services Division
                    311 West Monroe Street, 11th Floor
                    Chicago, Illinois 60606
                    (312) 461-6001
                    Fax: (312) 765-8052

                            XII. SCOPE OF THIS NOTICE

         This Notice is not all-inclusive. The references in this Notice to the pleadings in the Action, the Stipulation and other papers and proceedings are only summaries and do not purport to be comprehensive. For the full details of the Action, the claims which have been asserted by the parties and the terms and conditions of the Settlement, including a complete copy of the Stipulation, members of the Class are referred to the Court files in the Action. You or your attorney may examine the Court files during regular business hours of each business day at the office of the Register in Chancery, Daniel L. Herrmann Courthouse, 1020 North King Street, Wilmington, Delaware 19801.

                                            BY ORDER OF THE COURT:

                                            /s/ DIANNE M. KEMPSKI
                                            ----------------------
                                            Register in Chancery


Dated:  June 2, 1999

                                                                       Exhibit C

               IN THE COURT OF CHANCERY OF THE STATE OF DELAWARE

                          IN AND FOR NEW CASTLE COUNTY

DAVID H. ADDIS and HEMDA Z.                     :
ADDIS,                                          :
                                                :
                  Plaintiffs,                   :
                                                :
         v.                                     :   Civil Action No. 17032NC
                                                :
TII INDUSTRIES, INC., ALFRED                    :
J. ROACH, TIMOTHY J. ROACH,                     :
DOROTHY ROACH, GEORGE S.                        :
KATSARAKES, JAMES R.                            :
GROVER, JR., WILLIAM G.                         :
SHARWELL, DR. JOSEPH C.                         :
HOGAN, C. BRUCE BARKSDALE,                      :
                                                :
                  Defendants.                   :



                            ORDER AND FINAL JUDGMENT
                            ------------------------


         The Stipulation and Agreement of Settlement, dated May 25, 1999 (the "Stipulation"), of the above-captioned action (the "Action"), having been presented at the Settlement Hearing on July 12, 1999, pursuant to the Scheduling Order for Approval of Settlement of Class Action entered herein on May 28, 1999 (the "Scheduling Order"), which Stipulation was joined and consented to on behalf of all parties to the Action and which (along with the defined terms therein) is incorporated herein by

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reference; and the Court having determined that notice of said hearing was given in accordance with the Scheduling Order to the stockholders of TII Industries, Inc. ("TII") and to the members of the Class as certified by the Court in the Scheduling Order and that said notice was adequate and sufficient; and the parties having appeared by their attorneys of record; and the attorneys for the respective parties having been heard in support of the Stipulation and the settlement of the Action provided therein (the "Settlement"), and an opportunity to be heard having been given to all other persons desiring to be heard as provided in the notice; and the entire matter of the Settlement having been considered by the Court;

         IT IS HEREBY ORDERED, ADJUDGED AND DECREED, this ___ day of ________, 1999, as follows:

         1. The Notice of Pendency of Class and Derivative Action, Temporary and Proposed Class Action Determination, Proposed Settlement of Class Action, Settlement Hearing and Right to Appear ("Notice") has been given to the Class (as defined hereinafter) and to the TII stockholders, pursuant to and in the manner directed by the Scheduling Order, proof of the mailing of the Notice was filed with the Court by counsel for defendants and full opportunity to be heard has been offered to all parties, all members of the Class, all TII stockholders and all persons in interest. The form and manner of the Notice is hereby determined to have been the best notice

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practicable under the circumstances and to have been given in full compliance with the requirements of the Delaware Court of Chancery Rules 23 and 23.1 and due process, and it is further determined that all members of the Class and TII and all stockholders of TII are bound by the Order and Final Judgement herein.

         2.       Pursuant to Court of Chancery Rules 23(a) and 23(b)(1) and
23(b)(2):

                  (a) The Court finds that (i) the Class, as defined below, is so numerous that joinder of all members is impracticable, (ii) there are questions of law and fact common to the Class, (iii) the claims of the plaintiffs are typical of the claims of the Class, (iv) the plaintiffs will fairly and adequately protect the interests of the Class, and (v) questions of law and fact common to the members of the Class predominate over any question affecting only individual members, and that a class action is superior to other available methods for the fair and efficient adjudication of the controversy;

                  (b) The Court finds that plaintiffs and their counsel have adequately represented the interests of the Class with respect to the Action and the claims asserted therein;

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                  (c) The Court finds that the requirements of Court of Chancery
Rules 23(b)(1) and 23(b)(2) have been satisfied;

                  (d) The Action is hereby certified as a class action of all holders of stock of TII and or all persons who held TII stock on any day during the period from March 8, 1999 to and including June 4, 1999, including the legal representatives, heirs, successors in interest, transferees and assignees of all such foregoing holders and/or persons, immediate and remote (the "Class"); and Plaintiffs are hereby certified as Class and derivative representatives and their respective counsel is certified as Class and derivative counsel.

                  (e) Plaintiffs are hereby certified as Class and derivative representatives and their respective counsel is certified as Class and derivative counsel.

         3. The Settlement, and all transactions preparatory or incident thereto, are found to be fair, reasonable and adequate and in the best interests of the Class, TII and its stockholders, and the Settlement is hereby approved. The parties to the Stipulation are hereby authorized and directed to comply with and to consummate the Settlement in accordance with its terms and provisions; and the Register in Chancery is directed to enter and docket this Order and Final Judgment in the Action.

         4. This Order and Final Judgment shall not constitute any evidence or admission by any party herein that any acts of wrongdoing have

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been committed by any of the parties to the Action and should not be deemed to create any inference that there is any liability therefor.

         5. The Action is hereby dismissed with prejudice as to all defendants and against plaintiffs and all other members of the Class on the merits without costs except as provided in the Stipulation. All claims, rights, causes of action, suits, demands, matters, and issues, known or unknown, arising under common law or statutory law, state or federal, including all securities laws (except claims arising from any breach of the terms of the Stipulation), that arise now or hereafter out of, or relate to, directly or indirectly, or that are, were, or could have been asserted by any Plaintiff or any member of the Class in connection with the subject matter of the Action (collectively the "Settled Claims"), whether asserted directly, indirectly, representatively, derivatively, or otherwise, against Defendants or any of their affiliates, associates, successors, assigns, heirs, executors, personal representatives, estates or administrators, or agents (including, without limitation, any investment bankers or attorneys) and, as to TII, its officers, directors, stockholders, controlling persons, employees, or agents (including, without limitation, any investment bankers or attorneys) (collectively, the "Released Persons") shall be compromised, settled, released and dismissed with prejudice, on the merits and, except as provided in the following Paragraph, without costs to any party. Dismissal of the Settled


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Claims with prejudice and on the merits is effective immediately upon the entry of this Order and Final Judgment and without any further action by the Court.

         6. Plaintiffs' attorneys are hereby awarded fees and expenses in the aggregate amount of $______________ in connection with the Action, which fees and expenses the Court finds to be fair and reasonable and which shall be paid to plaintiffs' attorneys in accordance with the terms of the Stipulation.

         7. Without affecting the finality of this Order and Final Judgment, the Court reserves jurisdiction of all matters relating to the consummation and administration of the Settlement.

                                           -------------------------------------
                                           Vice Chancellor




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